Exhibit 23.1

Consent of Elliott Davis, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Independence Bancshares, Inc.

We consent to the incorporation by reference in Registration Statement (No. 333-145095) on Form S-8 of Independence Bancshares, Inc. and subsidiary of our report dated March 5, 2012, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Independence Bancshares, Inc. and subsidiary for the year ended December 31, 2011.

/s/ Elliott Davis, LLC

Greenville, South Carolina
March 5, 2012